Exhibit 10.3a

AMENDMENT NO. 1

TO THE

ESCROW SHARES ALLOCATION AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of December 8, 2022, to the Escrow Shares Allocation Agreement, dated as of November 7, 2022 (the “Original Allocation Agreement”), is by and among InterPrivate II Acquisition Corp. (“Parent”), Getaround, Inc. (“the Company”) and certain stockholders of Parent whose names appear on the signature page of this Amendment (each, a “Party”, and collectively, the “Parties”), in connection with that certain Agreement and Plan of Merger (the “Merger Agreement”), dated May 11, 2022, by and among Parent, TMPST Merger Sub I Inc., TMPST Merger Sub II LLC, and the Company. Capitalized terms not otherwise defined in this Amendment have the meanings given such terms in the Original Allocation Agreement.

Recitals

WHEREAS, on the date hereof, the parties to the Merger Agreement have entered into an amendment to the Merger Agreement (the “Merger Agreement Amendment”), pursuant to which, among other things, the number of Escrow Shares shall be increased from 9,333,333 shares of Parent Class A Stock to 11,000,000 shares of Parent Class A Stock;

WHEREAS, Section 4(b) of the Original Allocation Agreement provides for the amendment of the Original Allocation Agreement by execution of an instrument in writing signed on behalf of each of the Parties;

WHEREAS, the Parties desire to amend the Original Allocation Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE 1

AMENDMENT TO THE ORIGINAL ALLOCATION AGREEMENT

1. Amendment to Allocation of Escrow Shares.

(a) Section 1(a) of the Original Allocation Agreement is hereby amended by replacing the figure “9,333,333” with the figure “11,000,000” in the first line thereof.

(b) Section 1(b) of the Original Allocation Agreement is hereby amended to read in its entirety as follows:

“The Bonus Shares shall be apportioned as follows:

(i) 9,000,000 Escrow Shares shall be apportioned pro rata to each Public Holder based on the number of shares of Parent Class A Stock held by such Public Holder immediately following the Closing as a percentage of the total number of shares of Parent Class A Stock held by all such Public Holders immediately following the Closing, for the avoidance of doubt, after giving effect to redemptions of Parent Class A Stock but excluding the Representative Shares and the shares of Parent Class A Stock that will result from the automatic conversion of the Parent Class B Stock, with any such Bonus Shares so apportioned to such Bonus Share Recipient rounded down to the nearest whole number of shares of Parent Class A Stock.

(ii) 2,000,000 Escrow Shares shall be apportioned to the EarlyBirdCapital Holders and the Class B Holders as follows:

(1) 57,358 Bonus Shares to the EarlyBirdCapital Holders in respect of the Representative Shares;

(2) 8,603 Bonus Shares to each of the Class B Holders other than Sponsor in respect of the 30,000 shares of Parent Class B Stock held by each such Class B Holder; and

(3) 1,820,779 Bonus Shares to the Sponsor in respect of the 6,348,750 shares of Parent Class B Stock held by the Sponsor;

provided that, in the event that the Sponsor becomes obligated to transfer 200,000 shares of Parent Class A Stock to Braemar Energy Ventures III, LP (“Transferee”) pursuant to that certain Stock Transfer Agreement dated as of October 31, 2022 (the “Stock Transfer Agreement”), by and among the Sponsor and Transferee, then the Bonus Shares apportioned to the Sponsor pursuant to the foregoing clause (3) shall be increased to 1,908,230 Bonus Shares, of which the Sponsor will transfer 200,000 Bonus Shares to Transferee pursuant to the Stock Transfer Agreement.”

2. Amendment to Re-Allocation of Excess Shares to Company Securityholders.

(a) Section 2 of the Original Allocation Agreement is hereby amended to read in its entirety as follows:

“2. Re-Allocation of Excess Shares to Public Stockholders. Notwithstanding Section 1(b) of this Agreement, in the event that the Sponsor does not become obligated to transfer the aforementioned shares of Parent Class A Stock to Transferee pursuant to the Stock Transfer Agreement, the EarlyBirdCapital Holders and the undersigned Class B Holders, constituting all of the holders of Parent Class B Stock, hereby agree to re-allocate, as promptly as practicable, to the Company Stockholders on a pro rata basis (based on the pre-Closing capitalization of the Company, on an as-converted to Company Common Stock basis) that number of Bonus Shares in excess of an aggregate of 1,912,549 Bonus Shares to which the Class B Holders and EarlyBirdCapital Holders would otherwise have been entitled to receive pursuant to the allocations set forth in Section 1(b)(ii) of this Agreement (such excess number of shares of up to 87,451 shares of Parent Class A Stock, the “Excess Shares”).”

ARTICLE II

MISCELLANEOUS

1. No Further Amendment. Except as expressly amended hereby, the Original Allocation Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Original Allocation Agreement or any of the documents referred to therein.

2. Effect of Amendment. This Amendment shall form a part of the Original Allocation Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Original Allocation Agreement shall be deemed a reference to the Original Allocation Agreement as amended hereby.

3. Electronic Signature. The execution of this Amendment by electronic signature and delivery by electronic communication or other electronic imaging shall be effective as delivery of a manually executed signature page of this Amendment.

4. Choice of Law. This Amendment shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

5. Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

6. Counterparts. This Amendment may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

7. Miscellaneous. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the Parties and their successors or assigns, any rights or remedies under or by reason of this Amendment. This Amendment is not assignable by any of the Parties. The headings of the various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

INTERPRIVATE II ACQUISITION CORP.

By:	/s/ Brandon Bentley
Name:	Brandon Bentley
Title:	General Counsel and Director

GETAROUND, INC.

By:	/s/ Sam Zaid
Name:	Sam Zaid
Title:	Chief Executive Officer

INTERPRIVATE ACQUISITION MANAGEMENT II LLC

By:	/s/ Ahmed M. Fattouh
Name:	Ahmed M. Fattouh
Title:	Managing Member of InterPrivate LLC, the
Manager of InterPrivate Capital LLC

EARLYBIRDCAPITAL, INC.

By:	/s/ Mike Powell
Name:	Mike Powell
Title:	Senior Managing Director

/s/ Jeffrey Harris
Name: Jeffrey Harris

/s/ Tracey Brophy Warson
Name:	Tracey Brophy Warson

/s/ Matthew Luckett
Name:	Matthew Luckett

/s/ Susan L. Decker
Name:	Susan L. Decker

[Signature Page to Amendment to Allocation Agreement]